                                                                                 ORIGINAL
PROMISSORY NOTE - Fixed or Variable Rate - Commercial
================================================================================================================
DEBTOR(S) NAME AND ADDRESS    NOTE NUMBER         DATE OF NOTE        MATURITY  DATE          PRINCIPAL  AMOUNT
                              0001                07/31/96            07/31/00                $2,000,000.00
                              ----------------------------------------------------------------------------------
                              CUSTOMER NUMBER        ___ NEW  LOAN                             OFFICER
                              3897729                 X  RENEWAL OF LOAN(S) NO.                      BEL098
                                                     ---
                              ----------------------------------------------------------------------------------

Sand Springs Railway         __ FIXED INTEREST RATE OF _________________  % PER ANNUM INTEREST PAYABLE: ________
 Company                     X  VARIABLE INTEREST RAT     1.00          % ABOVE See attached Addendum to Promissory Note
P.O. Box 128                 --                       -----------------         ----------------------------------------
Sand Springs, OK  74063      __INITIAL RATE       9.250          % INTEREST PAYABLE     QUARTERLY
                                             ___________________                   ________________________________

                             COLLATERAL CATEGORIES                                                 SOCIAL SECURITY/TIN NO.
                                                       All Assets and Stock
- -------------------------------------------------------------------------------------------------------------------------
P                            Principal payment of $500,000.00 no later than July 31 of each year.         PURPOSE
A   T                        Accrued interest due and payable quarterly beginning 10/31/96, and on
Y   E                        the last day of each quarter thereafter, with a final payment in the         Orig. for capital
M   R                        amount of the outstanding principal balance plus any unpaid accrued          expenditures
E   M                        interest due at maturity of 07/31/00.
N   S
T
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FOR VALUE RECEIVED, the undersigned Debtor(s), jointly and severally if more than one, agree to the terms of this Note and promise to pay to the order of Lender named below at its place of business as indicated herein or at such other place as may be designated in writing by holder, the Principal Amount of this Note together with interest until maturity at the per annum interest rate or rates stated above. If the writing above indicates that the per annum interest rate is to vary with changes made from time to time in the base or prime rate of Lender or other financial institution, each change in the rate will become effective without notice to Debtor on the same day such base or prime rate is changed, unless a different effective date is specified above. The base or prime rate set forth above is determined by the named Financial Institution in its sole discretion primarily on a basis of its cost of funds, is not necessarily the lowest or highest rate the named Financial Institution is charging its customers, and is not necessarily a published rate. In the event the named Financial Institution fixing the base or prime rate ceases to exist or ceases to announce such a rate, lender may specify a new Financial Institution to fix such rate, in its sole discretion. Interest on this Note is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated herein. For purposes of computing interest and determining the date principal and interest payments are received, all payments made under this Note will not be deemed to have been made until such payments are received in collected funds.

PAYMENTS NOT MADE WHEN DUE. Any principal and/or interest amount not paid when due shall bear interest at a rate six percent (6%) per annum greater than the per annum interest rate prevailing on this Note at the time the unpaid amount became due, but in no event at a rate less than fifteen percent (15%) per annum. In addition or in the alternative to the interest rate provided for in this paragraph Lender any assess a charge of then dollars ($10.00) times the number of days late to cover cost of past due notices and other expenses. In no event shall the interest rate and related charges either before or after maturity be greater than permitted by law.

ALL PARTIES PRINCIPALS. All parties liable for payment hereunder shall each be regarded as a principal and each party agrees that any party hereto with approval of holder and without notice to other parties may from time to time renew this Note or consent to one or more extensions or deferrals of Maturity Date for any term or terms, and all parties shall be liable in same manner as on original note. All parties liable for payment hereunder waive presentment, notice of dishonor and protest and consent to partial payments, substitutions or release of collateral and to addition or release of any party or guarantor.

ADVANCES AND PAYMENTS. It is agreed that the sum of all advances under this Note may exceed the Principal Amount as shown above, but the unpaid balance shall never exceed said Principal Amount. Advances and payments on Note shall be recorded on records of Lender and such records shall be prima facie evidence of such advances, payments and unpaid principal balance. Subsequent advances and the procedures described herein shall not be construed or interpreted as granting a continuing line of credit for Principal Amount. Lender reserves the right to apply any payment by Debtor, or for account of Debtor, toward this Note or any other obligation of Debtor to Lender.

COLLATERAL. This Note and all other obligations of Debtor to Lender, and all renewals or extensions thereof, are secured by all collateral securing this Note and by all other security interests heretofore or hereafter granted to Lender as more specifically described in Security Agreements and other securing documentation.

ACCELERATION. At option of holder, the unpaid balance of this Note and all other obligations of Debtor to holder, whether direct or indirect, absolute or contingent , now existing or hereafter arising, shall become immediately due and payable without notice or demand upon the occurrence or existence of any of the following events or conditions: (a) Any payment required by this Note or by any other note or obligation of Debtor to holder or to others is not made when due or the occurrence or existence of any event which results in acceleration of the maturity of any obligation of Debtor to holder or to others under any promissory note, agreement or undertaking; (b) Debtor defaults in performance of any covenant, obligation, warranty or provision contained in any loan agreement or in any instrument or document securing or relating to this Note or any other note or obligation of Debtor to holder or to others; (C) Any warranty, representation, financial information or statement made or furnished to Lender by or in behalf of Debtor proves to have been false in any material respect when made or furnished; (d) The making of any levy against or seizure, garnishment or attachment of any collateral; (e) Any time Lender in good faith determines prospect of payment of this Note is impaired; (f) When in the judgment of Lender the collateral, if any, becomes unsatisfactory or insufficient either in character or value and upon request, Debtor fails to provide additional collateral as required by Lender; (g) Loss, theft, substantial damage or destruction of collateral, if any; (h) Death, dissolution, change in senior management, or termination of existence of any Debtor; or (i) Appointment of a receiver over any part of the property of any debtor, the assignment of property by any Debtor for the benefit of creditors, or the commencement of any proceedings under any bankruptcy or insolvency laws by or against any party liable, directly or indirectly, hereunder.

WAIVERS. No waiver by holder of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right.

GOVERNING LAW. This Note and the obligations evidenced hereby are made, entered into, to be construed and governed by the laws of the state indicated in the address of Lender ahown below. Debtor(s) consent to the jurisdiction and venue of any Court sitting in the State indicted in the address of Lender.

COLLECTION COSTS. All parties liable for payment hereunder agree to pay reasonable costs of collection, including an attorney's fee of a minimum of fifteen percent (15%) of all sums due upon default.

RIGHT OF OFFSET. Any indebtedness due from holder hereof to Debtor or any party hereto including, but without limitation, any deposits or credit balances due from holder, is pledged to secure payment of this Note and any other obligation to holder of Debtor or any party hereto, and may at any time while the whole or any part of such obligation remains unpaid, either before or after Maturity hereof, be appropriated, held or applied toward the payment of this Note or any other obligation to holder of Debtor or any party hereto.

PURPOSE. Debtor affirms that the proceeds of this Note are to be used for a business or agricultural purpose and not for a personal, family, or household purpose.

ENTIRE AGREEMENT. All parties acknowledge that this Note and related documents contain the complete and entire agreement between Debtor and Lender and no variation, modification, changes or amendments to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing.



LENDER NAME AND ADDRESS                          DEBTOR(S) SIGNATURE(S)


                                              Sand Springs Railway Company
                                              ----------------------------
Bank of Oklahoma, N.A.
P.O. Box 2300                                    /s/ Stephen R. Johnson
Tulsa, OK  74192-2300
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Form BOK763                       Copyright 1/89 American Bank Systems, Inc.


                          ADDENDUM TO PROMISSORY NOTE
                          ===========================
                              DATED JULY 31, 1996
                        SAND SPRINGS RAILWAY COMPANY TO
                             BANK OF OKLAHOMA, N.A.
                     IN THE PRINCIPAL AMOUNT OF $2,000,000

The per annum interest rate shall be adjusted on the first day of each quarter by the Lender based on the ratio of Borrower's Total Liabilities to Earnings before Interest, Taxes, Depreciation, and Amortization (as defined herein), calculated as of the end of the preceding quarter for the four-quarter period then ending, as set forth below:

If Interest Expense/EBITDA is:    Rate is Chase Manhattan Prime,
                                  Floating, Plus:

     2.1  or Greater                      .00
     2.2  - 2.49                          .25
     1.3  - 1.99                          .50
     1.50 - 1.74                          .75
     1.50 or less                        1.00

Interest Expense  shall mean total interest expense incurred by Borrower for te
- -----------------
previous 12 month period on a rolling basis.

Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA) shall
- -------------------------------------------------------------------------
mean net income plus interest expense, depreciation expense, amortization expense, non cash expense associated with FAS 106 and any income tax expense (as stated in accordance with generally accepted accounting principals).

N

                  SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

                                 EXHIBIT 10.34

                                       1